EXHIBIT 99.1


On  July 14, 1997, the Registrant issued the following press release:
   --------------

                                  NEWS RELEASE

      Antennas America, Inc. licensed by DIRECTV(R) to manufacture its new
      --------------------------------------------------------------------
                           Freedom(TM) Antenna system
                           --------------------------

WHEAT RIDGE, COLORADO, July 14, 1997 - Antennas America, Inc. (OTC: BB:ANTM) (the "Company") announced today that it has been licensed by DIRECTV(R) a division of Hughes Electronics Corporation, to use the DSS(R) trademark on the Company's new FREEDOM(TM) Antenna system.

Prior to issuing the license DIRECTV(R) evaluated the FREEDOM(TM) Antenna for performance. DIRECTV(R) which is the largest provider of direct-to- home (DTH) digital programming, broadcasts directly from satellites to the home via the popular, easily installed 18" satellite dish.

Randall P. Marx, Chief Executive Officer, stated: "We are very proud to be a member of the DIRECTV(R) family providing accessory products for DSS(R) equipment. It is our intention to continue to provide unique antenna solutions and to submit other similar products to DIRECTV(R) in the near future. We look forward to this relationship and will do our part to help enhance the satellite television viewing experience."

U.S. federal law prohibits subscribers to satellite services from receiving local channels or other network programming if those networks are available using a VHF/UHF antenna. The FREEDOM(TM) Antenna system has been developed by the Company to enable satellite service subscribers to receive local channels in an efficient and aesthetically pleasing manner. The FREEDOM(TM) Antenna is a flat VHF/UHF over-the-air antenna that conforms to the back of an 18" satellite dish. It is designed to be inconspicuous and is an ideal alternative to conventional antenna technology both in general and where there may be limitations due to zoning codes, covenants, homeowners association restrictions or where there is simply the need for more aesthetically pleasing antenna solutions.

The FREEDOM(TM) Antenna conveniently fits on the back of the RCA, Toshiba, Eurosat, Uniden, Hughes Network Systems, GE, and ProScan 18" satellite dishes. The Company also has introduced a new FREEDOM(TM) Antenna that will attach to the back of the Sony and Phillips/Magnavox 18" dishes.

The FREEDOM(TM) Antenna can be used when a mid-range antenna is required, usually within 25 miles from the over-the-air transmitter site. The FREEDOM(TM) Antenna is omnidirectional, which allows it to receive broadcast signals from all directions. An amplifier (not included) can be used for longer range applications. Using a proprietary cable tuning assembly attached to the FREEDOM(TM) Antenna, the antenna can be positioned during the installation process by adjusting the cable to tune out ghosting or to tune in other TV channels located at different transmitter sites.

If access to an already installed 18" satellite dish is difficult or is in an unfavorable position for over-the-air antennas, the Company offers the WALLDO(TM) Antenna as an alternative. The WALLDO(TM) Antenna system is a flat over-the-air antenna system using the same technology as the FREEDOM(TM) Antenna. The WALLDO(TM) Antenna can be installed on a chimney, eave or roof of a house and can be painted to match the house. The WALLDO(TM) Antenna has not yet been submitted to DIRECTV(R) for approval.

This report contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs, and competition, that could cause actual results to differ materially from the Company's expectations.

Antennas America, Inc. using technology developed by the Company, designs, develops and manufactures a complete line of antenna and related systems for the wireless communications industry. These products include several planar array flat antennas for indoor and outdoor use as well as conformal antennas designed for smaller applications such as radios and computer devices. The Company also provides custom antenna designs and manufacturing for Original Equipment Manufacturers (O.E.M.) and other emerging wireless communications markets.

                                                 For  more information contact:
                                                 Randall P. Marx or
                                                 Richard L. (Andy) Anderson
                                                 303-421-4063
                                                 Email: rmaai@aol.com